Exhibit 99.1

Oil-Dri Board of Directors Declares Dividend

PR Newswire -- October 10, 2006

CHICAGO, Oct. 10 /PRNewswire-FirstCall/ -- The Board of Directors of Oil- Dri Corporation of America (NYSE: ODC) yesterday declared quarterly cash dividends of $0.12 per share for the Common Stock and $0.09 per share of the Class B Stock.

The dividends will be payable on December 8, 2006, to stockholders of record at the close of business on November 10, 2006. The Company has paid cash dividends continuously since 1974.

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets and the world’s largest manufacturer of cat litter.

SOURCE  Oil-Dri Corporation of America
          -0-                              10/10/2006
          /CONTACT: Ronda J Williams of Oil-Dri Corporation of America,
+1-312-706-3232/
          /Photo:  NewsCom:    http://www.newscom.com/cgi-bin/prnh/20020417/ODCLOGO
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          /Web site:  http://www.oildri.com /
          (ODC)